EXHIBIT 99.2

PMA Capital Corporation

Offer to Exchange

6.50% Senior Secured Convertible Debentures due 2022

for all outstanding

4.25% Senior Convertible Debentures due 2022

(CUSIP No. 693 419 AA1)

Pursuant to, and subject to the terms and conditions described in,

the Exchange Offer Prospectus dated November 3, 2004

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT

MIDNIGHT, NEW YORK CITY TIME, ON NOVEMBER 9, 2004,

UNLESS EARLIER TERMINATED OR EXTENDED.

November 3, 2004

To Brokers, Dealers, Commercial Banks,

Trust Companies and other Nominees:

PMA Capital Corporation (“PMA”) is offering to exchange $1,000 principal amount at maturity of 6.50% Senior Secured Convertible Debentures due 2022 ( the “New Debentures”) for each $1,000 principal amount at maturity of validly tendered and accepted 4.25% Senior Convertible Debentures due 2022 (the “Existing Debentures”). Terms used but not defined herein that are defined in the Prospectus (as defined below) shall have the same meaning given them in such Prospectus.

The exchange offer is made on the terms and are subject to the conditions set forth in PMA’s exchange offer prospectus dated November 3, 2004 (as may be amended or supplemented from time to time, the “Prospectus”) and the accompanying Letter of Transmittal.

We are asking you to contact your clients for whom you hold Existing Debentures. For your use and for forwarding to those clients, we are enclosing copies of the Prospectus, as well as a Letter of Transmittal for the Existing Debentures. We are also enclosing a printed form of letter which you may send to your clients, with space provided for obtaining their instructions with regard to the Exchange Offer. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.

Global Bondholder Services Corporation has been appointed Information Agent for the Exchange Offer. Any inquiries you may have with respect to the exchange offer should be addressed to the Information Agent or to the Dealer Manager, at the respective addresses and telephone numbers as set forth on the back cover of the Prospectus. Additional copies of the enclosed materials may be obtained from the Information Agent.

Very truly yours,

PMA CAPITAL CORPORATION

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF THE COMPANY, THE DEALER MANAGER, THE INFORMATION AGENT OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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